EXHIBIT 99.1

GOPRO ANNOUNCES THIRD QUARTER 2014 RESULTS

Third Quarter Revenue up 46% vs Q3 2013

HERO4 Line Debuts with Strong Worldwide Launch

Expanding Retail Presence Includes Larger Displays in Many Best Buy Stores

SAN MATEO, Calif., October 30, 2014 - GoPro, Inc. (NASDAQ: GPRO), maker of the world’s most versatile camera and enabler of some of today's most immersive and engaging content, today announced financial results for its third quarter ended September 30, 2014.

Revenue in the third quarter of 2014 was $280.0 million, up 45.7% compared to the $192.1 million reported in the third quarter of 2013. Third quarter 2014 revenue increased 14.5% compared to $244.6 million reported in the second quarter of 2014.

In accordance with U.S. generally accepted accounting principles (GAAP), third quarter GAAP gross margin was 44.3%, compared to gross margin of 33.3% in the third quarter of 2013 and 42.1% in the second quarter of 2014. Third quarter GAAP operating income was $13.5 million, compared to an operating loss of ($0.7) million in the third quarter of 2013 and an operating loss of ($16.7) million in the second quarter of 2014.

GoPro recorded GAAP net income attributable to common stockholders in the third quarter of 2014 of $14.6 million or $0.10 per diluted share. This compares to a GAAP net loss attributable to common stockholders of ($1.1) million or ($0.01) per diluted share in the third quarter of 2013 and GAAP net loss attributable to common stockholders in the second quarter of 2014 of ($19.8) million or ($0.24) per diluted share.

GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and the tax impact of these excluded items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded in the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release.

Non-GAAP gross margin in the third quarter of 2014 was 44.5%, compared to 33.5% in the third quarter of 2013 and 42.2% in the second quarter of 2014. Non-GAAP operating income in the third quarter of 2014 was $27.6 million, compared to operating income of $2.3 million in the third quarter of 2013 and operating income of $17.8 million in the second quarter of 2014.

Non-GAAP net income in the third quarter of 2014 was $18.0 million or $0.12 per diluted share, compared to net income of $1.0 million or $0.01 per diluted share in the third quarter of 2013 and net income of $11.8 million or $0.08 per diluted share in the second quarter of 2014.

Cash and cash equivalents were $237.7 million at September 30, 2014, up $190.1 million from September 30, 2013 and $132.9 million from June 30, 2014. Cash flow from operations for the third quarter was $47.0 million, compared to $23.4 million in the third quarter of 2013 and ($14.2) million in the second quarter of 2014.

“The global scale and execution of our HERO4 launch made this the most successful roll out in GoPro’s history,” said GoPro founder and CEO, Nicholas Woodman. “HERO4 pushes the performance envelope of our Emmy Award winning capture technology. Advancements in our desktop and mobile content management applications continue to make it easier for our customers to create and share compelling content stories that go on to virally drive awareness and demand for our business. This positions us well for an exciting holiday season.”

Third Quarter and Recent GoPro Highlights Include:

•	Introduced HERO4 Black, offering twice the performance of the previous Black edition; HERO4 Silver, featuring GoPro's first built-in touch display; and HERO, the perfect, entry-level GoPro.

•	Executed the most successful product launch in company history, measured by sales, media impressions, and efficient inventory management.

•	Announced several updates to GoPro Studio and the GoPro App, including HiLight Tag and Flux™.

•
The Share the Stoke campaign encouraged GoPro’s community of 130 sponsored athletes to post their HERO4 content; in just 25 days, athletes such as Kelly Slater and Julia Mancuso posted more than 3,000 photos and videos, reaching more than 50 million fans and generating close to eight million interactions.

•	Released new accessories including The Handler, Smart Remote and Fetch, the first mount for pets.

•	With the launch of HERO4, monthly content submissions to GoPro’s Video of the Day and Photo of the Day site jumped approximately 160 percent from September to October.

•
GoPro content published on YouTube in Q3 was up 92% year over year; views on GoPro’s YouTube channel were up 99%; video minutes watched on GoPro’s YouTube channel were up more than 133% year over year.

▪
According to September NPD data, GoPro products represented the top three products in the digital camera and camcorder category, by units sold, and seven of the top ten camera accessory products, by units sold, in the U.S.

▪	Expanded Best Buy in-store retail presence with 12-foot displays and 40” monitors, rolling out in many stores nationwide this holiday season.

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, please dial toll free (888) 600-4871 or (913) 312-1469, access code 1827880, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way consumers capture, manage, share and enjoy meaningful life experiences. We do this by enabling people to self-capture compelling, immersive photo and video content of themselves participating in their favorite activities. Our customers include some of the world’s most active and passionate people. The volume and quality of their shared GoPro content, coupled with their enthusiasm for our brand, virally drives awareness and demand for our products. What began as an idea to help athletes self-document themselves engaged in their sport has become a widely adopted solution for people to self-document themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro has enabled the world to capture and share its passions. And in doing so, the world, in turn, is helping GoPro become one of the most exciting and aspirational companies of our time.

For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest or LinkedIn.

GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance;  difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of the final prospectus that we filed with the Securities and Exchange Commission in connection with our initial public offering.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	September 30, 2014	June 30, 2014	September 30, 2013

Revenue	$279,971	$244,605	$192,146
Cost of revenue	155,932	141,736	128,135
Gross profit	124,039	102,869	64,011
Operating expenses:
Research and development	42,376	34,663	19,587
Sales and marketing	48,109	43,701	37,413
General and administrative	20,097	41,171	7,683
Total operating expenses	110,582	119,535	64,683
Operating income (loss)	13,457	(16,666)	(672)
Other income (expense), net	(1,784)	(1,536)	(1,759)
Income (loss) before income taxes	11,673	(18,202)	(2,431)
Income tax (benefit) expense	(2,947)	1,639	(1,330)
Net income (loss)	$14,620	$(19,841)	$(1,101)

Less: Net income attributable to participating securities - basic	36	—	—
Less: Net income attributable to participating securities - diluted	35	—	—

Net income (loss) attributable to common stockholders - basic	$14,584	$(19,841)	$(1,101)
Net income (loss) attributable to common stockholders - diluted	$14,585	$(19,841)	$(1,101)

Net income (loss) per share attributable to common stockholders:
Basic	$0.12	$(0.24)	$(0.01)
Diluted	$0.10	$(0.24)	$(0.01)

Shares used in computing net income (loss) per share attributable to common stockholders:
Basic	125,713	82,936	81,070
Diluted	145,186	82,936	81,070

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Nine months ended
	September 30, 2014	September 30, 2013

Revenue	$760,292	$624,285
Cost of revenue	436,870	414,005
Gross profit	323,422	210,280
Operating expenses:
Research and development	105,778	48,286
Sales and marketing	133,151	112,151
General and administrative	71,146	21,715
Total operating expenses	310,075	182,152
Operating income	13,347	28,128
Other income (expense), net	(4,945)	(5,150)
Income before income taxes	8,402	22,978
Income tax expense	2,574	6,129
Net income	$5,828	$16,849

Less: Net income attributable to participating securities - basic	1,022	4,653
Less: Net income attributable to participating securities - diluted	1,012	4,015

Net income attributable to common stockholders - basic	$4,806	$12,196
Net income attributable to common stockholders - diluted	$4,816	$12,834

Net income per share attributable to common stockholders:
Basic	$0.05	$0.15
Diluted	$0.04	$0.13

Shares used in computing net income per share attributable to common stockholders:
Basic	96,905	80,914
Diluted	115,578	98,671

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$237,749	$101,410
Accounts receivable, net	94,563	122,669
Inventory, net	117,014	111,994
Prepaid expenses and other current assets	49,057	21,967
Total current assets	498,383	358,040
Property and equipment, net	40,339	32,111
Intangible assets and goodwill	16,529	17,365
Other long-term assets	33,807	32,155
Total assets	$589,058	$439,671

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$112,270	$126,423
Accrued liabilities	99,928	86,391
Other current liabilities	12,791	27,483
Current portion of long-term debt	—	60,297
Total current liabilities	224,989	300,594
Long-term debt, less current portion	—	53,315
Other long-term liabilities	13,408	13,930
Total liabilities	238,397	367,839

Redeemable convertible preferred stock	—	77,198
Total stockholders’ equity (deficit)	350,661	(5,366)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$589,058	$439,671

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(in thousands, except per share data, unaudited)

	Three months ended
	September 30, 2014	June 30, 2014	September 30, 2013

GAAP NET INCOME (LOSS)	$14,620	$(19,841)	$(1,101)
Stock-based compensation
Cost of revenue	233	154	153
Research and development	2,428	1,657	740
Sales and marketing	3,225	1,654	1,419
General and administrative	8,027	30,728	408
Total stock-based compensation	13,913	34,193	2,720

Amortization of acquisition-related intangible assets
Cost of revenue	223	222	222
Research and development	20	20	—
Sales and marketing	33	34	47
Total amortization of acquisition-related intangible assets	276	276	269
Income tax adjustments	(10,850)	(2,854)	(934)
Non-GAAP NET INCOME	$17,959	$11,774	$954

GAAP SHARES FOR DILUTED NET INCOME (LOSS) PER SHARE	145,186	82,936	81,070
Add: dilutive shares	—	17,345	17,788
Add: preferred shares conversion	—	30,523	30,523
Add: initial public offering shares	—	8,900	8,900
Non-GAAP SHARES FOR DILUTED NET INCOME PER SHARE	145,186	139,704	138,281

Non-GAAP diluted net income per share	$0.12	$0.08	$0.01

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(in thousands, except per share data, unaudited)

	Nine months ended
	September 30, 2014	September 30, 2013

GAAP NET INCOME	$5,828	$16,849
Stock-based compensation
Cost of revenue	555	530
Research and development	5,486	1,737
Sales and marketing	6,293	4,077
General and administrative	39,809	1,003
Total stock-based compensation	52,143	7,347

Amortization of acquisition-related intangible assets
Cost of revenue	667	666
Research and development	60	13
Sales and marketing	109	141
Total amortization of acquisition-related intangible assets	836	820
Income tax adjustments	(14,792)	(2,551)
Non-GAAP NET INCOME	$44,015	$22,465

GAAP SHARES FOR DILUTED EARNINGS PER SHARE	115,578	98,671
Add: preferred shares conversion	20,237	30,523
Add: initial public offering shares	5,901	8,900
Non-GAAP SHARES FOR DILUTED EARNINGS PER SHARE	141,716	138,094

Non-GAAP diluted net income per share	$0.31	$0.16

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

 The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, tradenames and covenants not to compete related to our acquisitions. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period, the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period, and the addition of all dilutive awards outstanding that were excluded from the GAAP diluted earnings per share calculation because they were anti-dilutive as a result of our net loss position.

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP gross profit	$124,039	$102,869	$64,011
Stock-based compensation	233	154	153
Amortization of acquisition-related intangible assets	223	222	222
Non-GAAP gross profit	$124,495	$103,245	$64,386

GAAP gross profit as a % of revenue	44.3%	42.1%	33.3%
Stock-based compensation	0.1%	0.0%	0.1%
Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	44.5%	42.2%	33.5%

GAAP operating expenses	$110,582	$119,535	$64,683
Stock-based compensation	(13,680)	(34,039)	(2,567)
Amortization of acquisition-related intangible assets	(53)	(54)	(47)
Non-GAAP operating expenses	$96,849	$85,442	$62,069

GAAP operating income (loss)	$13,457	$(16,666)	$(672)
Stock-based compensation	13,913	34,193	2,720
Amortization of acquisition-related intangible assets	276	276	269
Non-GAAP operating income	$27,646	$17,803	$2,317

GAAP operating income (loss) as a % of revenue	4.8%	(6.8)%	(0.3)%
Stock-based compensation	5.0%	14.0%	1.4%
Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%
Non-GAAP operating income as a % of revenue	9.9%	7.3%	1.2%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Nine months ended
	September 30, 2014	September 30, 2013
GAAP gross profit	$323,422	$210,280
Stock-based compensation	555	530
Amortization of acquisition-related intangible assets	667	666
Non-GAAP gross profit	$324,644	$211,476

GAAP gross profit as a % of revenue	42.5%	33.7%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangible assets	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	42.7%	33.9%

GAAP operating expenses	$310,075	$182,152
Stock-based compensation	(51,588)	(6,817)
Amortization of acquisition-related intangible assets	(169)	(154)
Non-GAAP operating expenses	$258,318	$175,181

GAAP operating income	$13,347	$28,128
Stock-based compensation	52,143	7,347
Amortization of acquisition-related intangible assets	836	820
Non-GAAP operating income	$66,326	$36,295

GAAP operating income as a % of revenue	1.8%	4.5%
Stock-based compensation	6.8%	1.2%
Amortization of acquisition-related intangible assets	0.1%	0.1%
Non-GAAP operating income as a % of revenue	8.7%	5.8%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP net income (loss)	$14,620	$(19,841)	$(1,101)
Income tax (benefit) expense	(2,947)	1,639	(1,330)
Interest income and expense	1,284	1,390	1,428
Depreciation and amortization	4,781	4,177	3,092
POP display amortization	4,524	4,166	3,797
Stock-based compensation	13,913	34,193	2,720
Adjusted EBITDA	$36,175	$25,724	$8,606

	Nine months ended
	September 30, 2014	September 30, 2013
GAAP net income	$5,828	$16,849
Income tax expense	2,574	6,129
Interest income and expense	4,009	4,129
Depreciation and amortization	12,769	8,508
POP display amortization	13,203	8,908
Stock-based compensation	52,143	7,347
Adjusted EBITDA	$90,526	$51,870